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[GRAPHIC OMITTED]




                                                                 Execution copy


                                16 NOVEMBER 2004
                      Sea CONTAINERS BRITISH ISLES LIMITED
                                   as Borrower

                               sea containers ltd.
                                   and others
                                  as Guarantors

                                      with

                           CITIBANK INTERNATIONAL PLC
                                 acting as Agent


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                               amendment agreement
                   relating to a Revolving facilitY agreement
                               dated 10 june 2003
         as amended and restated on 22 december 2003 and on 2 july 2004
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

THIS AGREEMENT is dated 16 November 2004 and made between:

(1)  SEA CONTAINERS BRITISH ISLES LIMITED (the "Borrower");

(2)  THE GUARANTORS (as defined in the Original Facility Agreement);

(3) CITIGROUP GLOBAL MARKETS LIMITED and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND (the "Mandated Lead Arrangers");

(4) CITIBANK, N.A. and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as the existing Lenders (the "Existing Lenders");

(5) NORDEA BANK DANMARK A/S and NORDEA BANK FINLAND PLC, LONDON BRANCH as the new Lenders (the "New Lenders");

(6) CITIBANK INTERNATIONAL PLC as agent of the other Finance Parties (the "Agent"); and

(7) CITICORP TRUSTEE COMPANY LIMITED as security trustee for the Secured Parties (the "Trustee").

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions In this Agreement:

     "Amended Agreement" means the Original Facility Agreement, as amended by this Agreement.

     "Effective Date" means (i) 18 November 2004 provided that on or prior to that date the Agent confirms to the Lenders and the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent or (ii) any later date on which the Agent confirms to the Lenders and the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent provided that such later date is the last day of an Interest Period.

     "Original Facility Agreement" means the Facility Agreement dated 10 June 2003 as amended and restated on 22 December 2003 and on 2 July 2004 entered into by Sea Containers British Isles Limited, Citigroup Global Markets Limited, Fortis Bank SA/NV and the Governor and Company of the Bank of Scotland as arrangers and with Citibank International PLC as agent and Citicorp Trustee Company Limited as trustee, as amended from time to time prior to the date of this Agreement.

1.2  Incorporation of Defined Terms
     (a) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(b) The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3  Clauses

     (a) In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

     (b) Clause and Schedule headings are for ease of reference only.

2.   NOVATION

2.1  Novation of commitments

     On the Effective Date (regardless of whether a Default has occurred and is continuing) Citibank, N.A. will transfer by novation certain of its rights, benefits and obligations under the Original Facility Agreement to the New Lenders as if Citibank, N.A. has done so pursuant to a Transfer Certificate, so that:

     (a) the New Lenders will become Lenders under the Amended Agreement with a Commitment as set out in the relevant column opposite their names in paragraph 2 of Schedule 2 (Amendments to Original Facility Agreement), which is the result of (i) the transfer by Citibank, N.A. to the New Lenders and (ii) an increase of the Facility made available by the New Lenders; and (b) Citibank, N.A.'s Commitment shall be reduced to the respective amount set out opposite its name in the relevant column in paragraph 2 of Schedule 2 (Amendments to Original Facility Agreement).
          2.2 Transfer The novation set out in Clause 2.1 (Novation of commitments) shall take effect on the Effective Date so that: (a) to the extent that in Clause 2.1 (Novation of commitments) Citibank, N.A. seeks to transfer by novation certain of its rights and obligations under the Original Facility Agreement each of the Obligors and Citibank, N.A. shall be released from further obligations towards one another under the Original Facility Agreement and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

     (b) each of the Obligors and the New Lenders shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lenders have assumed and/or acquired the same in place of that Obligor and Citibank, N.A.;

     (c) the Agent, the Mandated Lead Arrangers, the New Lenders and the Existing Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lenders been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arrangers and Citibank, N.A. shall each be released from further obligations to each other under this Agreement; and

     (d)  the New Lenders shall become a Party as "Lenders".

2.3  Amounts due on or before the Effective Date
     Any amounts payable to the Existing Lenders by the Obligors on or before the Effective Date (including, without limitation, all interest, fees and commission payable on the Effective Date) in respect of any period ending on or prior to the Effective Date shall be for the account of the Original Lenders and the New Lenders shall not have any interest in, or any rights in respect of, any such amount.

2.4  Own responsibility and exclusion of liability
     (a) The New Lenders confirm that they have received a copy of the Original Facility Agreement together with such other information as it has required in connection with this transaction; (b) Unless expressly agreed to the contrary, each Existing Lender makes no representation or warranty and assumes no responsibility to the New Lenders for:

          (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

          (ii) the financial condition of any Obligor;

          (iii)the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

          (iv) the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document.

     and any representations or warranties implied by law are excluded.

2.5  Acknowledgement of Transfer

     The Existing Lenders give notice that nothing in this Agreement or in the Original Facility Agreement (or any Finance Document) shall oblige any Original Lender to:

     (a) accept a re-transfer from the New Lenders of any of the rights and obligations assigned or transferred under this Agreement; or

     (b) support any losses directly or indirectly incurred by the New Lenders by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

     The New Lenders by this Agreement acknowledge the absence of any obligation as is referred to in (a) or (b) above.

2.6  Administrative  Details
     The New Lenders have delivered to the Agent their initial details for the purposes of Clause 32 (Notices) of the Amended Agreement.

3.   AMENDMENT

     With effect from the Effective Date the Original Facility Agreement shall be amended as set out in Schedule 2 (Amendments to Original Facility Agreement).

4.   SUBORDINATION AGREEMENT

4.1 With effect from the Effective Date, Clause 7.4 of the Subordination Agreement shall be amended so that the reference to:

     (a) "another Subordinated Creditor" in the third line of Clause 7.4.1 shall be deleted and replaced by "an Intra-Group Borrower"; and

     (b) "Subordinated Creditor" in the third line of Clause 7.4.2 shall be deleted and replaced by "Intra-Group Borrower".

4.2 Subject to the amendments to the Subordination Agreement set out above in Clause 4.1 the Subordination Agreement shall remain in full force and effect in accordance with its terms.


5.   REPRESENTATIONS

     The Borrower and the Guarantors make the Repeating Representations as if each reference in those representations to "this Agreement" or "the Finance Documents" includes a reference to (a) this Agreement and (b) the Amended Agreement.

6.   CONTINUITY AND FURTHER ASSURANCE

6.1  Consent
     The Borrower, the Guarantors, the Mandated Lead Arrangers, the Existing Lenders and the Agent each consent to the New Lenders becoming Lenders.

6.2  Confirmation
     The Guarantors confirm that their obligations under the Finance Documents extend to cover the Secured Obligations as amended by this Agreement.

6.3  Continuing obligations

     The provisions of the Finance Documents shall, save as amended in this Agreement, continue in full force and effect.

6.4  Further assurance

     Each of the Borrower and the Guarantors shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

7.   FEES, COSTS AND EXPENSES

7.1  Transaction expenses
     The Parent shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

7.2     Enforcement costs
        The Parent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under this Agreement.

7.3     Stamp taxes
        The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

8.   MISCELLANEOUS

8.1  Incorporation of terms
     The provisions of clause 34 (Partial Invalidity), clause 35 (Remedies and waivers), clause 38 (Governing Law) and clause 39 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

8.2  Designation as Finance Document
     The Parent and the Agent designate this Agreement as a Finance Document by execution of this Agreement for the purposes of the definition of Finance Document in the Original Facility Agreement.

8.3  Counterparts
     This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1
                              CONDITIONS PRECEDENT

1.   Obligors: Corporate Documents

     (a) A certificate of an authorised signatory of the relevant Obligor, certifying that the constitutional documents of each Obligor, as delivered and certified to the Agent and the Finance Parties on 23 July 2004, are correct, complete and in full force and effect without modification as at a date no earlier than the date of this Agreement.

     (b) A copy of a good standing certificate (including verification of tax status) with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each US Obligor's jurisdiction of incorporation or organisation.

     (c)  A copy of a resolution of the board of directors of each Obligor:

          (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

          (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

          (iii)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents, powers of attorneys, deeds and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

          (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

          (e) A copy of a resolution signed by all the holders of the issued shares in each Obligor (to the extent required), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Obligor is a party and where such Obligor is a corporate, a resolution from the directors of that company approving such shareholder resolution and duly appointing a director or other authorised signatory to sign it.

          (f) A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded and would not cause any Obligor to breach any provision of any contract or agreement entered into by it prior to the date of this Agreement.

          (g) A certificate of an authorised signatory of the relevant Obligor, certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.   Security Documents

     (a) The following Security Documents duly executed by the relevant Obligors and, if required, the Trustee:

          (1)  Chargor incorporated in Bermuda

               (A)  Silja Pledge.

               (B) Charge over GE Seaco Dividends Account, Dividends Account and Mandatory Prepayment Account granted by Sea Containers Ltd.

          (2)  Chargor incorporated in UK

               (A) Charge over shares granted by Sea Containers UK Limited in respect of its shareholding in Sea Containers British Isles Limited.

               (B) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in GNER Holdings Limited.

               (C) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Property Services Limited.

               (D) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Railway Services Limited.

               (E) Assignment relating to GNER Limited dividends by GNER Holdings Limited.

               (F) Charge over shares granted by Ferry & Port Holdings Limited in respect of its shareholding in Sea Containers Ports Limited.

               (G) Floating Charge granted by Sea Containers British Isles Limited.

               (b) All documentation, and/or evidence of all other steps required to perfect the Security Documents.

3.   Legal Opinions

     (a) A legal opinion of Clifford Chance LLP legal advisors to the Mandated Lead Arrangers and Agent in England, substantially in the form distributed to the Lenders prior to signing this Agreement.

     (b) A legal opinion of Mello, Jones & Martin legal advisers to the Mandated Lead Arrangers and the Agent in Bermuda, substantially in the form distributed to the Lenders prior to signing this Agreement.

     (c) A legal opinion of George Walton Payne & Co legal advisors to the Mandated Lead Arrangers and the Agent in Barbados, substantially in the form distributed to the Lenders prior to the signing of this Agreement.

     (d) A legal opinion of Clifford Chance US legal advisers to the Mandated Lead Arrangers and the Agent in the United States (in relation to New York law), substantially in the form distributed to the Lenders prior to signing this Agreement.

     (e) A legal opinion of Luostarinen Mettala Raikkonen, Finnish counsel to the Mandated Lead Arrangers and the Agent in Finland, substantially in the form distributed to the Lenders prior to signing this Agreement.

4.   Other documents and evidence

     (a) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

     (b) Evidence that the fees, costs and expenses then due from the Borrower have been paid or will be paid by the Effective Date.

     (c) Evidence that the Market Value of the Secured Shares is at least US$120,000,000.

                                   SCHEDULE 2
                    AMENDMENTS TO ORIGINAL FACILITY AGREEMENT

With effect from the Effective Date, the Original Facility Agreement shall be amended as set out below:

1.   Clause 1.1 (Definitions)

1.1 Paragraph (a) of the definition of "Existing Security" shall be amended to read "any Security for Existing Financial Indebtedness noted in the Group Structure Chart".

1.2  Include the following definition:

     ""Legal Reservations" means:

     (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

     (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

     (c) similar principles, rights and defences under the laws of any Relevant Jurisdiction."

1.3  In  the   definition  of  "Required   Security   Coverage   Amount"  delete
     "US$100,000,000" in paragraph (a) of the definition of "Required Security Coverage Amount" and replace by "US$120,000,000".

1.4  Delete the definition of "Silja Bank Agreement" and replace by:

     ""Silja Bank Agreement" means the EUR 215,000,000 Secured Term Loan and EUR 126,000,000 Revolving Credit Facility Agreement dated 5 November 2003 made between among others Silja Oy Ab (formerly Silja Oyj Abp) as borrower and Nordea Bank Danmark A/S as paying agent and lead arranger and Nordea Bank Finland PLC as security agent."

2.   Paragraph (b)(i) of Clause 8.5 (GNER)

     Delete "the Total Commitments shall be reduced by US$50,000,000;" and replace by "the Total Commitments shall be reduced by US$60,000,000;".

3.   Paragraph (b)(ii) of Clause 11.2 (Market Disruption)

     Delete "35 per cent."and replace by "24 per cent.".

4.   Clause 19.20 (Security)

     Delete "No third party consents or regulatory approvals are required for the purposes of a sale of all or part of the Charged Property" and replace by: "No third party consents or regulatory approvals are required for the purposes of a sale of all or part of the Charged Property, except for such consents and approvals required under the Existing Security or the Security as created by certain of the Obligors in favour of the Trustee dated 10 June 2003, 22 December 2003 and 5 July 2004."

5.   Clause 22.19 (Further Assurance)

     Delete "Security over the Policies and any other material insurance policies" in paragraph (b) of Clause 22.19 (Further Assurance) and replace by "Security over any material insurance policies".

6.   Paragraph (c) of Clause 23.14 (Transaction Security)

     Delete "At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security" and replace by: "At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security, except for the Security created under the Existing Security or the Security as created by certain of the Obligors in favour of the Trustee dated 10 June 2003, 22 December 2003 and 5 July 2004".

7.   Paragraph (a) of Clause 24.2 (Conditions of assignment or transfer)

     Add, at the end of paragraph (a) of Clause 24.2 (Conditions of assignment or transfer), "or if a Default is continuing".

8.   Schedule 1 (The Original Parties)

     Delete the table in Part II (The Original Lenders - other than UK Non-Bank Lenders) of Schedule 1 (The Original Parties) and replace by the following:

     "Name of Original Lender                                  Commitment

     The Governor and Company of the Bank of Scotland          US$50,000,000

     Citibank, N.A.                                            US$40,000,000

     Nordea Bank Danmark A/S                                   US$15,000,000

     Nordea Bank Finland PLC, London Branch                    US$15,000,000"

9.   Schedule 8 (Timetables)

     Delete "U-2" throughout Schedule 8 (Timetables) and replace by "U-3".

                                   SIGNATURES

THE BORROWER

SIGNED for and on behalf of

SEA CONTAINERS BRITISH ISLES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



THE GUARANTORS

SIGNED for and on behalf of

FERRY & PORT HOLDINGS LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

GNER HOLDINGS LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

HOVERSPEED LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

NEWHAVEN MARINA LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS AMERICA INC.

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS FERRIES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS LTD.

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PORTS & FERRIES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PORTS LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PROPERTIES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PROPERTY SERVICES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS RAILWAY SERVICES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS UK LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SILJA HOLDINGS LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SILJA OY AB

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London SE1 9PF

Fax:              +44 207 805 5900
Telephone:        +44 207 805 5000
Attention:        Company Secretary

THE MANDATED LEAD ARRANGERS

SIGNED for and on behalf of

CITIGROUP GLOBAL MARKETS LIMITED

By:

Address:          Loan Capital Markets
                  Citigroup
                  33 Canada Square
                  London E14 5LB

Fax:              +44 207 986 8275
Telephone:        +44 207 986 7569
Attention:        Loan Capital Markets, Pareejat Singhal, Director



SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

Address:          Bank of Scotland
                  Corporate Banking
                  7th floor
                  155 Bishopsgate
                  London EC2M 3YB

Fax:              +44 207 012 9209
Telephone:        +44 207 012 9459
Attention:        Corporate Banking, Jon Feast, Director



THE AGENT

SIGNED for and on behalf of

CITIBANK INTERNATIONAL PLC

By:

Address:          Citigroup Centre
                  33 Canada Square
                  Canary Wharf
                  London E14 5LB

Fax:              +44 207 500 4482/4484
Telephone:        +44 207 500 4194
Attention:        Loans Agency



THE TRUSTEE

SIGNED for and on behalf of

CITICORP TRUSTEE COMPANY LIMITED

By:

Address:          Citicorp Trustee Company Limited
                  14th floor
                  Citigroup Centre
                  Canada Square
                  Canary Wharf
                  London E14 5LB


Fax:              +44 207 500 5857
Telephone:        +44 207 500 5712
Attention:        Agency and Trust



THE EXISTING LENDERS

SIGNED for and on behalf of

CITIBANK, N.A.

By:

Address:          Loan Capital Markets
                  Citigroup
                  33 Canada Square
                  London E14 5LB

Fax:              +44 207 986 8275
Telephone:        +44 207 986 7569
Attention:        Loan Capital Markets, Pareejat Singhal, Director





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SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

Address:          Bank of Scotland
                  Corporate Banking
                  7th floor
                  155 Bishopsgate
                  London EC2M 3YB

Fax:              +44 207 012 9209
Telephone:        +44 207 012 9459
Attention:        Corporate Banking, Jon Feast, Director



THE NEW LENDERS

SIGNED for and on behalf of

NORDEA BANK DANMARK A/S

By:

Address:          Strandgade 3
                  P.O. Box 850
                  DK-0900 Copenhagen C
                  Denmark


Fax:              +45 33 33 55 09/ +45 33 33 58 20
Telephone:        +45 33 33 39 42/+45 33 33 51 19
Attention:        Lars Kyvsgaard/ Lene Skadborg

SIGNED for and on behalf of

NORDEA BANK FINLAND PLC, LONDON BRANCH

By:

Address:          8th floor, City Place House
                  55 Basinghall Street
                  London EC2V 5NB

Fax:              +44 207 726 9261/9102
Telephone:        +44 207 726 9188/9107/9248/9247
Attention:        Linda Hoff/ Lawrence Joseph/ Mike Sheppard/ Sierra Cheong